UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 19, 2006

Science Dynamics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-10690 (Commission File Number)	22-2011859 (IRS Employer Identification No.)

7150 N. Park Drive, Suite 500
Pennsauken, NJ 08109
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

Copies to:
Gregory Sichenzia, Esq.
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)    Securities Purchase Agreement with Barron Partners LP.

On September 19, 2006, Science Dynamics Corporation, (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Barron Partners LP (“Barron”) pursuant to which the Barron purchased, for $4,500,000, (a) a note in the principal amount of $4,500,000 (the “Note”), and (b) common stock purchase warrants (“Warrants”) to purchase up to 125,000,000 shares of the Company’s common stock at $0.05 per share and 125,000,000 shares of the Company’s common stock at $0.125 per share. The closing date for the sale of the securities was September 19, 2006 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Company’s board of directors approved, subject to stockholder approval, a restated certificate of incorporation which, among other provisions, effects a one-for-ten reverse split in the Company’s common stock, and agreed to submit the restated certificate of incorporation to the stockholders for their approval.

Upon the filing of the restated certificate of incorporation with the State of Delaware, principal and interest due on the Note shall be automatically converted into such number of shares of the Company’s Series A Preferred Stock as is determined by dividing the principal amount of the Note by the Conversion Price, which initially is $.575. Prior to such filing, the Note is convertible at the Conversion Price at the option of the holder.

Each share of Series A Preferred Stock is convertible into 25 shares of common stock subject to adjustment in certain instances, including the issuance by the Company of common stock at a price which is less than the conversion price applicable to the Series A Preferred Stock (the “Series A Conversion Price”), which is initially $.023 per share, subject to adjustment.

In the event that the Company does not file the restated certificate of incorporation within 150 days of the Closing Date, the Series A Conversion Price and the exercise price of the Warrants are each reduced by 6% for each whole or partial month that elapses between the 150th day and the date that the restated certificate of incorporation is filed with the Secretary of State of Delaware.

The Purchase Agreement as well as the certificate of designation for the Series A Preferred Stock and Warrants provide for an adjustment in the conversion price of the note and Series A Preferred Stock and the exercise price of the Warrants if the Company’s earnings before interest, taxes, depreciation and amortization is less than a specified amount per share, on a fully-diluted basis, with a maximum reduction of 30% for each year. The target EBITDA per share is $.0019 for 2006 and $.00549 for 2007. The amount of reduction per year is the percentage shortfall. Thus, a 15% shortfall will result in a 15% reduction in the applicable conversion or exercise price then in effect. For purpose of determining fully-diluted, all shares of Common Stock issuable upon conversion of convertible securities and upon exercise of warrants and options shall be deemed to be outstanding, regardless of whether (i) such shares are treated as outstanding for determining diluted earnings per share under GAAP, (ii) such securities are “in the money,” or (iii) such shares may be issued as a result of the 4.9% Limitation. The per share amounts are adjusted in accordance with GAAP to reflect any stock dividend, split, distribution, reverse split or combination of shares or other recapitalization, including the reverse split effected by the restated certificate of incorporation.

The following table sets forth the initial conversion price of the Series A Preferred Stock, which is issuable upon conversion of the Note, and the exercise price of the and the adjusted numbers if (a) the EBITDA per share for both 2006 and 2007 is 15% below the respective targets (a “15% shortfall”) and (b) the EBITDA per share for 2007 is 50% or more below the target (a “50% shortfall”). The number of shares reflects the number of shares of common stock issuable upon conversion of the series A preferred stock, and are based on the assumption that no notes or preferred stock are converted into common stock until the adjustment has been made. There is no adjustment in the number of shares issuable upon exercise of the warrants. The number of issuable upon conversion reflects the number of shares issuable upon the conversion of all of the shares of series A preferred stock that are issuable upon conversion of the note.

		Shares Issuable	$.05 Warrant	$.125 Warrant
	Conversion Price	Upon Conversion	Exercise Price	Exercise Price
Unadjusted	$.023	195,652,174	$.05	$.125
15% shortfall	$.0166	270,798,856	$.0361	$.0903
30% shortfall	$.0113	399,290,151	$.0245	$.0612

The Series A Preferred Stock has no voting rights, except as required by law. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the shares of the Series A Preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the certificate of designation relating to the Series A Preferred Stock, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the Series A Preferred Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents in breach of any of these provisions, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

The Purchase Agreement, the certificate of designation for the Series A Preferred Stock and the Warrants provide that the notes or Series A Preferred Stock cannot be converted and the warrants cannot be exercised to the extent that such conversion or exercise would result in the investor and its or his affiliates owning beneficially more than 4.9% of our common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. These provisions cannot be modified.

Pursuant to the Purchase Agreement, the Company agreed to have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors not later than 45 days after the closing. For a reason other than for an Excused Reason (as defined in the Purchase Agreement), the Company shall have 60 days to take such steps as are necessary so that the majority of the Company’s directors are independent, and for an Excused Reason, the Company shall have 75 days from the date the Company becomes aware of the event giving rise to the Excused Reason to take such steps as are necessary so that a majority of the Company’s directors are independent directors before the imposition of liquidated damages. The liquidated damages are computed in an amount equal to twenty percent per annum of the Purchase Price of the then outstanding shares of Series A Preferred Stock or principal amount of the Note, as the case may be, payable monthly in cash or Series A Preferred Stock at the option of the Investor, based on the number of days that such condition exists beyond the applicable grace period; provided, however, in no event shall the total payments whether in cash or Series A Preferred Stock exceed in the aggregate twenty percent of the Purchase Price of the shares of Series A Preferred Stock or principal amount of the Note, as the case may be, that are outstanding as of the date on which the computation is being made.

The Company and Barron entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of Series A Preferred Stock at the rate of 4,288 shares of Series A Preferred Stock for each day, based on the proposed registration of all of the underlying shares of common stock, with a maximum of 1,565,200 shares of Series A Preferred Stock.

The Warrants issued to the investors have a term of five years. The Warrants provide for adjustments if the Company does the meet certain EBITDA per share targets described above. The Warrants also provide that, with certain exceptions, if the Company issues Common Stock at a price, or warrants or other convertible securities with an exercise or conversion price which is less than the exercise price of the Warrants, the exercise price of the Warrants will be reduced to the sales price, exercise price or conversion price, as the case may be, of such other securities.

The Company also reimbursed Barron Partners for its due diligence and other expenses in the amount of $50,000.

The Purchase Agreement provides that officers and directors of the Company and officers and directors Ricardi Technologies, Inc. (“RTI”) are subject to a two year lockup, during which period they may not publicly sell their shares.

In connection with the Purchase Agreement, the employment agreements of Joseph Noto, the Company’s Chief Financial Officer and Paul Burgess, the Company’s Chief Executive Officer were amended. Mr. Burgess’ employment agreement was amended to provide that he will receive an incentive bonus based on five percent of the Company’s before tax net income of the most recent twelve month period of any acquisitions closed by the company during the term of this contract, so long as such before tax net income also resulted in an increase in earnings per share. The incentive salary payment shall be made within thirty (30) days of the close of any such transactions. The amendments to both Mr. Burgess and Mr. Noto’s employment agreements added a provision that provides that following the termination of the agreement and for one year thereafter, they will not engage in the communication technology business in the United States.

(b)    Ricciardi Technologies Inc. Stock Purchase

Pursuant to a Stock Purchase Agreement (the “RTI Agreement”) dated as of September 12, 2006, between the Company, RTI and all of stockholders of RTI, the Company purchased all of the issued outstanding shares of the Common Stock of RTI. The RTI Agreement was executed and the closing was held on September 19, 2006 contemporaneously with the Barron private placement.

Pursuant to the RTI Agreement, the consideration for stock of RTI consisted of (a) $3,500,000, which was paid from the proceeds of the sale of the Note and Warrants to Barron, (b) 50,000,000 shares of common stock, (c) a $500,000 promissory note (the “RTI Note”), which if not paid sooner must be paid in full on the earlier of (i) twelve months from the closing date, or (ii) the consummation of a transfer of all or substantially all of the assets or equity securities of the Company to a third party, and (b) 1,000,000 shares of the Company’s Series B Convertible Preferred Stock. To secure the indemnification obligations of the former RTI stockholders, a portion of the purchase price, consisting of $350,000 and 5,833,333 shares of common stock was placed in escrow for a period of 18 months, subject to any claims that may arise under the agreement during the 18-month warranty survival period.

Each share of Series B Preferred Stock will automatically convert into common stock on September 18, 2007, at the conversion rate of 8 1/3 shares of commons stock, subject to adjustment in the event of stock dividends, splits and other distributions, combinations of shares or reverse splits or other recapitalizations. The Company may at any time until September 18, 2007, redeem the Series B Preferred Stock at a redemption price of $0.50 per share.  Except as otherwise provided by law, the holders of the Series B Preferred Stock do not have voting rights. However, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required for any amendment to the statement of designations setting forth the rights, preferences, privileges and limitations of the holders thereof. If, and only if, the vote of the holders of the Series B Preferred Stock is required by law in connection with any merger or consolidation or a sale of all or substantially all of the Company’s business and assets, the holders of the Series B Preferred Stock shall vote with the holders of the Common Stock (and any other classes or series of capital stock that have similar voting rights) on an “as-if converted” basis.

The separate vote of the holders of the Series B Preferred Stock shall not be required to increase or decrease the number of authorized shares of Preferred Stock.

As part of the purchase price for price for RTI stock, the Company agreed to pay the former RTI stockholders up to an additional $1,500,000 depending on RTI’s EBITDA for the twelve-month period ending on the first anniversary of the Closing Date. If RTI’s EBITDA is at least $2,250,000 but less than $2,500,000, the former RTI stockholders receive $750,000, and if the EBITDA for such twelve month period is at least $2,500,000, the former RTI stockholders will receive $1,500,000.

Pursuant to the RTI Agreement, the Company is to deliver to the RTI’s employees incentive stock options to purchase 2,000,000 shares of common stock at an exercise price equal to the greater of: (i) the market price on the closing date and (ii) the volume-weighted average price per share for the fifteen (15) days prior to the Closing Date. The grant of the options shall be subject to approval by the Company, with approval not to be unreasonably withheld. During to two years following the closing, the Company shall grant the RTI employees incentive stock options to purchase 500,000 shares in each year of the two year period. These options shall have an exercise price equal to the greater of: (i) the closing market price and (ii) the volume-weighted average price per share for the fifteen (15) days prior to the date of each such grant. The options will have a ten-year term and shall vest equally in each year in first three years and such vesting shall accelerate if (i) such employee is terminated without cause or without good reason or (ii) upon a change of control of the Company.

Pursuant to the RTI Agreement, to secure the Company’s payment obligations under the RTI Note, the Company and each owner of the issued and outstanding shares of RTI’s capital stock executed a Pledge Agreement. Pursuant to the Pledge Agreement, 15.24% of the share of RTI’s capital stock purchased by the Company is being held in escrow until the payment in full by the Company’ of the RTI Note.

Pursuant to the RTI Agreement, the Company and the former RTI stockholders entered into a registration rights agreement. Pursuant to the registration rights agreement, the three former RTI stockholders who were officers of RTI as of the Closing Date and the wife of one of the officers agreed not to sell their shares of the Company’s common stock in the public market for a period of twenty four months from the Closing Date. At any time thereafter, these stockholders have certain demand and piggyback registration rights. The other former RTI stockholders may include their shares in any registration statement filed by the Company, including the registration statement filed on behalf of Barron. There are no liquidated damages payable in the event that the Company fails to register these shares.

Pursuant to the RTI Agreement, the Company also entered into a three-year employment agreement with Michael Ricciardi pursuant to which he shall be paid a base salary of $165,000 per year and an annual bonus of not less than 30% of his then current base salary, if established revenue and personal goals are achieved. Pursuant to the employment agreement, Mr. Ricciardi shall be the Company’s chief operating officer and shall be granted an incentive stock option to purchase 1,250,000 shares of the common stock at an exercise price of $.06 per share. The agreement continues on a year-to-year basis after the three-year term unless terminated by either party as provided in the agreement.

(c)    Amendment to Agreement with Laurus Master Fund, LTD

The Company entered into a Omnibus Amendment and Waiver Agreement with Laurus Master Fund, LTD (“Laurus”), date September 18, 2006 (the “Laurus Agreement”) for the purpose of amending, restating and waiving certain terms of (i) the Amended and Restated Secured Convertible Term Note, issued as of February 11, 2005 and amended and restated as of July 21, 2006 (as amended and restated, amended, modified and supplemented from time to time, the “Term Note”) by the Company to Laurus, (ii) the Securities Purchase Agreement, dated as of February 11, 2005 (as amended, modified or supplemented from time to time, the “Purchase Agreement”) by and between the Company and Laurus, (iii) the Common Stock Purchase Warrant, issued as of February 11, 2005 by the Company to Laurus (as amended and restated, amended, modified and supplemented from time to time, the “Initial Warrant”), (iv) the Common Stock Purchase Warrant, issued as of November 18, 2005 by the Company to Laurus (as amended and restated, amended, modified and supplemented from time to time, the “Additional Warrant”) and (v) the Forbearance Agreement, dated as of July 21, 2006 between the Company and Laurus (as amended, modified or supplemented from time to time, the “Forbearance Agreement” and, together with the Term Note, the Purchase Agreement, the Initial Warrant, the Additional Warrant and each other Related Agreement as defined in the Purchase Agreement, collectively, the “Documents” and each, a “Document”).

Pursuant to the Laurus Agreement, on September 19, 2006, Laurus waived each Event of Default that may have arisen under Section 4.1 of the Term Note and Section 3 of the Forbearance Agreement solely as a result of the failure by the Company to make the $32,656.25 in interest payments due to Laurus on September 1, 2006.

Pursuant to Laurus Agreement, on September 19, 2006, in exchange for the cancellation of the term note in the principal amount of $ 2,000,000, the Company (a) paid $500,000 in principal amount of the Term Note, (b) issued an amendment and restated note in the principal amount of $250,000, and (c) issued a warrant to purchase up to 14,583,333 shares of common stock (subject to adjustment), upon the cashless exercise by the holder thereof for an imputed exercise price of $0.01 per share.

In connection with the Laurus Agreement, Laurus also executed a Lock up agreement, pursuant to which it agreed that, provided the Company is not in default on the note, it will not without the written consent of the Company sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of the Shares or publicly announce an intention to do any of the foregoing, for a period of five (5) months from September 19, 2006. Additionally, pursuant to an Irrevocable Proxy, Laurus also gave the Company a proxy to vote all shares of Common Stock of the Company, now or in the future owned by Laurus to the extent such shares are issued to Laurus upon its exercise of its warrant to purchase 14,583,333 shares of common stock. Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of the Warrant, the proxy shall automatically terminate (x) with respect to such sold or transferred shares at the time of such sale and/or transfer, or (y) with respect to all shares in the case of an assignment of the Warrant, at the time of such assignment, in each case, without any further action required by any person.

(d)    The Keshet Fund LP and Keshet L.P.

Pursuant to a letter agreement between the Company and the Keshet Fund LP and Keshet L.P. (collectively the “Keshet”), the Company agreed to issue 3,000,000 shares of common stock in consideration for the cancellation of all payment obligations arising under the convertible notes issued to Keshet by the Company. Additionally, the Keshet will, at the Company’s expense, terminate all of its agreements with the Company, other than in respect of (x) indemnification and expense reimbursement provisions of such agreements and such other provisions thereof as expressly survive the payment in full of the Obligations and (y) any options and/or warrants received by Keshet from the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, pursuant to the RTI Agreement, the Company purchased all of the issued outstanding shares of the common stock of RTI.

RTI was founded in 1992 and provides software consulting and development services for the command and control of biological sensors and other Department of Defense requirements to United States federal governmental agencies either directly or though prime contractors of such governmental agencies RTI’s proprietary products include SensorView, which provides clients with the capability to command, control and monitor multiple distributed chemical, biological, nuclear, explosive and hazardous material sensors.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01, the Company issued the following securities on September 19, 2006:

(a)    The Company sold to Barron for $4,500,000 the Note in the principal amount of $4,500,000 and warrants to purchase 125,000,000 shares at $.05 per share and 125,000,000 shares at $.125 per share. In connection with this purchase, the Company paid or accrued brokerage fees of $234,000 to Dragonfly Capital Partners, LLC , of which $134,000 was paid at closing and the remaining $100,000 is deferred, $125,000 to Colebrook Capitalof which $76,000 was paid at closing and $50,000 is deferred, and $20,000 to Crescent Fund LLC , all of which is deferred. In addition, the Company issued to Dragonfly warrants to purchase 4,891,000 share of common stock at $.05 per share, and 4,891,000 shares of common stock at an exercise price of $.125. The Company agreed to use its commercially reasonable efforts to include these shares in the registration statement covering the shares being offered by Barron; however, there is no provision for liquidated damages in the event that we fail to register the shares as required.

(b)    Pursuant to the RTI Agreement, the Company issued 50,000,000 shares of common stock, a $500,000 promissory note, and 1,000,000 shares of the Company’s Series B Convertible Preferred Stock. Each share of Series B Preferred Stock will automatically convert into 8 1/3 shares of common Stock on January 18, 2007, which is the conversion rate. The conversion rate is subject to adjustment in the event any stock dividend, split and other distribution, combination of shares or reverse split or other recapitalization. In connection with the RTI transaction the company paid Watergate Holding LLC a brokerage fee in the amount of $125,000.

(c)    Pursuant the Laurus Agreement, the Company issued a note in the principal amount of $500,000 and warrants to purchase up to 14,583,333 shares of common stock on a cashless exercise basis using an imputed exercise price of $0.01 per share.

(d)    Pursuant to a agreement with Keshet Fund LP and Keshet L.P., the Company issued 3,000,000 shares of common stock to Keshet in satisfaction of obligations of the Company under convertible notes in the principal amount of $400,000 held by Keshet.

The issuances of securities described above are exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) or Rule 506 of he SEC thereunder there as transactions not involving a public offering. Except as disclosed in this Item 2.01, no underwriting or brokers’ fee was paid in connection with the issuance of any of the securities described in this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

On September 19, 2006, Michael Ricciardi, the founder, president and CEO of RTI became the Company’s chief operating officer. Pursuant to his employment agreement, he is to receive a base salary of $165,000 per year and an annual bonus of not less than 30% of his then current base salary, if established revenue and personal goals are achieved. In addition, the Company is to granted an incentive stock option to purchase 1,250,000 shares of the common stock at an exercise price of $.06 per share.

Mr. Ricciardi founded RTI and served as its president and chief executive officer and led the company’s technical team and operations since its inception in 1992. He has spent his career in software development and information management in the field of distributed and embedded systems. Prior to forming RTI, Mr. Ricciardi was the founder and principle in MAR-Computer Systems Designers, which specialized in system integration services. He also had prior experience with United Technologies Defense Systems, Sperry Marine Systems, Loral Advanced Projects and CACI Distributing Systems. Ricciardi is a graduate of the S.U.N.Y at Buffalo with a double major in applied mathematic and computer science. He also earned his master’s degree in computer science from the New York Institute of Technology.

Item 9.01 Financial Exhibits

a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(c) Exhibits.

Exhibit No.	Description
3.1	Certificated of Designation for Series A Convertible Preferred Stock and Series B Convertible Redeemable Preferred Stock
4.1	Series A Warrant
4.2	Series B Warrant
4.3	Series C Warrant
4.4	Amended and Restated Common Stock Purchase Warrant issued to Laurus Master Fund, LTD to Purchase up to 3,000,000 shares of Common Stock of Science Dynamics Corporation.
4.5	Amended and Restated Common Stock Purchase Warrant issued to Laurus Master Fund, LTD to Purchase up to 6,000,000 shares of Common Stock of Science Dynamics Corporation.
4.6	Common Stock Purchase Warrant issued to Laurus Master Fund, LTD to Purchase up to 14,583,333 Shares of Common Stock of Science Dynamics Corporation.
4.7	Second Amended and Restated Secured Term Note from Science Dynamics Corporation to Laurus Master Fund, LTD.
4.8	Secured Promissory Note from Science Dynamics Corporation to Michael Ricciardi.
4.9	Science Dynamics Corporation 6% Convertible Subordinated Note Due May 31, 2007.
10.1	Securities Purchase Agreement, between Science Dynamics Corporation and Barron Partners LP, dated September 15, 2006.
10.2	Stock Purchase Agreement by Ricciardi Technologies, Inc., its Owners, including Michael Ricciardi as the Owner Representative and Science Dynamics Corporation, dated as of September 12, 2006.
10.3	Employment Agreement between Science Dynamics Corporation and Michael Ricciardi.
10.4	Omnibus Amendment and Waiver between Science Dynamics Corporation and Laurus Master Fund, LTD, dated September 18, 2006
10.5	Amendment to Employment Agreement - Paul Burges
10.6	Amendment to Employment Agreement - Joseph Noto
99.1	Escrow Agreement, by and between Barron Partners L.P., Science Dynamics Corporation and Sichenzia Ross Friedman Ference LLP, dated as of August 23, 2006.
99.2	Registration Rights Agreement by and among Science Dynamics Corporation and Barron Partners L.P., dated As of September 19, 2006.
99.3
Registration Rights Agreement by and among Science Dynamics Corporation Thomas Aylesworth, Barry Bendel, Darrell Berger, Laurence Blue, Brian Burke, Frank Debritz, Jeanmarie Devolite-Davis, David Godso, Donald Hargett, Thomas Hewitt, Markus Litscher, Joshua Presnell, Domenico Ricciardi, Lino Ricciard, Marie Ricciardi, Michael Ricciardi, Donald Upson, and Dan Young, dated January 19, 2006.

99.4	Form of Lock Up Agreement, executed pursuant to the Securities Purchase Agreement, between Science Dynamics Corporation and Barron Partners LP, dated September 15, 2006.
99.5	Pledge and Security Agreement made by between Science Dynamics Corporation in favor of and being delivered to Michael Ricciardi as Owner Representative, dated September 19, 2006.
99.6	Escrow Agreement by and between Science Dynamics Corporation, Ricciardi Technologies, Inc. and the individuals listed on Schedule 1 thereto, dated September 19, 2006.
99.7	Lockup Agreement from Laurus Master Fund, LTD.
99.8	Irrevocable Proxy
99.9	Letter Agreement between the Keshet fund L.P. and Keshet L.P. and Science Dynamics Corporation, September 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science Dynamics Corporation

Date: September 25, 2006	/s/ Paul Burgess
Paul Burgess, Chief Executive Officer